UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

Hypertension Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

550 Highway 7 East, Unit 316 Richmond Hill, Ontario, Canada	L4B 3Z4
(Address of principal executive offices)	(Zip Code)

(407) 449-6151

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.01 Changes in Control of Registrant

On May 24th , 2019, Mr. Liangjian Peng, through a Stock Purchase Agreement, received 3 Million Preferred shares controlling shares with voting rights and conversion of 1:1000 common shares of the company stock.

Item 8.01 Other Events

Hypertension Diagnostics, Inc. intends to file the last two annual reports in an effort to get current with the OTC Markets and for full disclosure to stockholders of company business.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hypertension Diagnostics, Inc.

Date: September 6, 2019	By: /s/ Liangjian Peng
Liangjian Peng
Chief Executive Officer

3